STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees and officers of State Street Institutional Investment Trust (the “Trust”) hereby constitutes and appoints David Barr, Esq., Andrew DeLorme, Esq., Chad C. Hallett, Arthur A. Jensen, Edmund Gerard Maiorana, Jr., Sean O’Malley, Esq., Bruce S. Rosenberg, David Urman, Esq., Julie Lee, Esq., and Francine Hayes, Esq., individually, as his or her true and lawful attorney and agent, with full power and authority and full power of substitution to each of them to sign for him or her and in his or her name, in his or her capacity as a trustee or officer of the Trust, the following registration statements on Form N-14 and any and all amendments, instruments or documents related thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities of the State Street Institutional Liquid Reserves Fund (and, effective March 7, 2025, the State Street Institutional Liquid Reserves Government Money Market Fund) by the series of the Trust indicated below:

Selling Fund	Buying Fund (Series of the Trust)
State Street Institutional Liquid Reserves Fund (and, effective March 7, 2025, the State Street Institutional Liquid Reserves Government Money Market Fund)	State Street Institutional U.S. Government Money Market Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of February 2025.

SIGNATURE	TITLE

/s/ Jeanne LaPorta Jeanne LaPorta	Trustee

/s/ Margaret K. McLaughlin Margaret K. McLaughlin	Trustee

/s/ George M. Pereira George M. Pereira	Trustee

/s/ Donna M. Rapaccioli Donna M. Rapaccioli	Trustee

/s/ Patrick J. Riley Patrick J. Riley	Trustee

/s/ Mark E. Swanson Mark E. Swanson	Trustee

/s/ Ann M. Carpenter Ann M. Carpenter	President and Principal Executive Officer

/s/ Bruce S. Rosenberg Bruce S. Rosenberg	Treasurer and Principal Financial and Accounting Officer